As filed with the Securities and Exchange Commission on August 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

SMITH & NEPHEW plc

(Exact Name of Registrant as Specified in Its Charter)

England & Wales	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Building 5, Croxley Park, Hatters Lane, Watford, Hertfordshire WD18 8YE, England

(Address of Principal Executive Offices)

The Smith & Nephew Global Share Plan 2020

(Full Title of the Plans)

______________________

Smith & Nephew, Inc.

150 Minuteman Road

Andover, MA 01810

(Name and Address of Agent For Service)

(978) 749-1000

  (Telephone Number, including area code, of agent for service)

 ______________________

Copies to:

John Meade, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Kyoko Takahashi Lin, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share (3) (4)	Proposed Maximum Aggregate Offering Price (3) (4)	Amount of Registration Fee (4)
Ordinary Shares, par value of $0.20 per Ordinary Share (“Ordinary Shares”) (1)	5,000,000	$20.41	$102,050,000.00	$13,246.09
American Depositary Shares, each representing two Ordinary Shares (“ADSs”) (1)	2,500,000	-	-	-
(1)	ADSs, evidenced by American Depositary Receipts (“ADRs”) issuable upon deposit of Ordinary Shares of Smith & Nephew plc (the “Company” or the “Registrant”), have been registered pursuant to a Registration Statement on Form F-6 filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2019. Each ADS represents two Ordinary Shares.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Ordinary Shares that become issuable in respect of the securities identified in the above table by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Ordinary Shares.

(3)	Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices for an ADR reported on the New York Stock Exchange on August 18, 2020, which average was $40.81 and, therefore represents $20.41 per Ordinary Share.

(4)	Rounded up to the nearest cent.

INTRODUCTORY STATEMENT

This Registration Statement on Form S-8 (the “Registration Statement”) is prepared to register the issuance of a maximum number of 5,000,000 Ordinary Shares represented by 2,500,000 American Depository Shares of Smith & Nephew plc, a public limited company incorporated under the laws of England and Wales (the “Registrant”) that are reserved for issuance upon exercise of options or settlement of awards under the Smith & Nephew Global Share Plan 2020 (the “Plan”).

Part I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I have been delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 2, 2020;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

(c)	the description of the Registrant’s Ordinary Shares and ADRs evidencing ADSs contained in the Registrant’s Registration Statement on Form F-6 (Registration No. 333-233881) filed with the Commission on September 23, 2019, including any amendments or reports filed for the purpose of updating such description.

All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold and, to the extent designated therein, reports furnished to the Commission on Form 6-K, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents, except as to specific sections of such documents as set forth therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

English law does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company except liability incurred by such director or officer in defending any legal proceeding (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds such director or officer acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court. These restrictions do not prevent a company from purchasing and maintaining insurance against any such liability for any such director or officer.

Article 146 of the Registrant’s Articles of Association provides:

“Subject to the provisions of the Statutes (but so that this Article does not extend to any matter insofar as it would cause this Article or any part of it to be void under the Statutes) but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or was at any time a director of the Company or any Group Company (as defined in Article 89.2) may be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities (together "Liabilities") which he or she may sustain or incur in or about the actual or purported execution and/or discharge of his or her duties (including those duties, powers and discretions in relation to any Group Company or any company that is a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act)) and/or the actual or purported exercise of his or her powers or discretions and/or otherwise in relation thereto or in connection therewith, including (without prejudice to the generality of the foregoing) any Liability suffered or incurred by him or her in disputing, defending, investigating or providing evidence in connection with any actual or threatened or alleged claims, demands, investigations, or proceedings, whether civil, criminal, or regulatory or in connection with any application under section 661(3) or (4) or section 1157 of the 2006 Act.”

The Registrant maintains an insurance policy for its directors and officers in respect of liabilities arising out of any act, error or omission while acting in their capacities as directors or officers of the Registrant or its affiliated companies.

The Registrant has entered into separate deeds of indemnity with each of its current directors and officers to indemnify the director or officer, as applicable, as specified in the applicable deed of indemnity, which may provide for indemnification up to the full extent permitted by English law, and will enter into a separate indemnity agreement with any new director or officer.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	The Registrant’s Articles of Association.	20-F		1	March 2, 2020

4.3	Form of Fifth Amended and Restated Deposit Agreement, dated as of , 2019, among the Company, JPMorgan Chase Bank, N.A. as depositary, and holders and beneficial owners of ADRs issued thereunder.	F-6		99(A)	September 23, 2019

5.1	Opinion of Slaughter and May.					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Registrant.					X

23.2	Consent of Slaughter and May (included in Exhibit 5.1).					X

24	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	The Smith & Nephew Global Share Plan 2020.					X

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on the 21st day of August, 2020.

SMITH & NEPHEW plc

/s/ Susan Swabey
Susan Swabey
Company Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Registrant do hereby constitute and appoint Susan Swabey, Company Secretary, and Anne-Francoise Nesmes, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto Quarta	Chairman	August 21, 2020
Roberto Quarta

/s/ Roland Diggelmann	Chief Executive Officer	August 21, 2020
Roland Diggelmann	(Principal Executive Officer)

/s/ Anne-Francoise Nesmes	Chief Financial Officer	August 21, 2020
Anne-Francoise Nesmes	(Principal Financial and Accounting Officer)

/s/ Vinita Bali	Non-Executive Director	August 21, 2020
Vinita Bali

/s/ Baroness Virginia Bottomley	Non-Executive Director	August 21, 2020
Baroness Virginia Bottomley

Non-Executive Director
Erik Engstrom

Non-Executive Director
Rick Medlock

Non-Executive Director
Robin Freestone

/s/ Marc Owen	Non-Executive Director	August 21, 2020
Marc Owen

Non-Executive Director
Angie Risley

/s/ Bob White	Non-Executive Director	August 21, 2020
Bob White

AUTHORIZED U.S. REPRESENTATIVE

/s/ Catheryn O’Rourke
Smith & Nephew plc

By: Catheryn O’Rourke, as duly authorized representative of Smith & Nephew plc in the United States

Date: August 21, 2020